Exhibit 10.31

INSURANCE AUTO AUCTIONS, INC.

AMENDMENT TO

THOMAS C. O’BRIEN

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) entered into this 1st day of December, 2008 (the “Effective Date”), by and between Insurance Auto Auctions, Inc., an Illinois corporation (the “Company”) and Thomas C. O’Brien (“O’Brien”).

WITNESSETH:

WHEREAS, the Company and O’Brien entered into that certain Amended and Restated Employment Agreement, dated April 2, 2001, as it may have been amended from time to time (the “Agreement”);

WHEREAS, the Company and O’Brien desire to conform the Agreement to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations issued thereunder;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is agreed and acknowledged by the parties hereto, it is hereby agreed as follows:

1.	Effective as of October 1, 2008, Section 3.2(c) of the Agreement is replaced with the following:

“(c) Obligations for All Other Termination Reasons. For any other reason, upon the termination of this Agreement and O’Brien’s employment hereunder apart from a Change of Control, the Company shall pay to O’Brien, within ten (10) days following such termination of employment, an amount equal to the sum of (i) O’Brien’s annual base salary at the time O’Brien’s employment is terminated; plus (ii) O’Brien’s average annual bonus received over the eight (8) fiscal quarters of the company immediately preceding Company’s fiscal quarter during which O’Brien’s employment is terminated, without exceeding O’Brien’s target bonus for Company’s fiscal year during which O’Brien’s employment is terminated, provided, however, that O’Brien shall receive his target bonus if he is terminated within his first eight (8) fiscal quarters with the Company; plus (iii) O’Brien’s auto allowance for the Company’s fiscal year during which O’Brien’s employment is terminated. In addition, the Company shall provide, at Company’s expense, continued coverage for O’Brien and his beneficiaries for a period extending through the earlier of the date O’Brien begins any subsequent full-time employment for pay and the date that is one (1) year after O’Brien’s termination of employment, under the Company’s health plan covering O’Brien and O’Brien’s beneficiaries, provided that O’Brien properly elects coverage pursuant to

Title I, Part 6 of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”).”

2.	Effective as of October 1, 2008, Section 3.3(b) of the Agreement is replaced with the following:

“(b) Severance Benefits for Termination Within Two (2) Years of a Change of Control. If O’Brien’s employment with the Company terminates by reason of O’Brien’s Involuntary Termination (as defined in Section 3.3(a)(iii) above) or termination by the Company without Cause (as defined in Section 3.2(a)(ii)) within two (2) years of the effective date of the Change of Control, O’Brien shall be entitled to receive the following:

(i) within ten (10) days following such termination of employment, Company shall pay O’Brien an amount equal to 150% of the sum of (A) O’Brien’s Base Salary and (B) his Highest Annual Bonus;

(ii) within ten (10) days following such termination of employment, Company shall pay O’Brien any Accrued Obligations; and

(iii) Company shall also provide, at its expense, continued coverage of O’Brien and O’Brien’s beneficiaries for eighteen (18) months after the Date of Termination or until O’Brien commences any full-time employment, whichever comes first, under the Company’s health plan covering O’Brien and O’Brien’s beneficiaries, provided, however, that O’Brien properly elects coverage pursuant to COBRA.”

3.	Effective as of October 1, 2008, Section 3.4 is amended by changing the second paragraph to read as follows:

“For purposes hereof, the Gross-Up Payment shall mean a payment to O’Brien in such amount as is necessary to ensure that the net amount retained by O’Brien, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-Up Payment, provided for by this Section 3.4, but before reduction for any federal, state or local income or employment tax on the Total Payments, shall be equal to the Total Payments. The Gross-Up Payment shall be paid to O’Brien within 90 days following his termination of employment.”

4.	Effective as of October 1, 2008, by inserting a new sentence at the end of Section 6.4 of the Agreement the following:

“To the extent subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), this Agreement will be administered to comply with the provisions thereof and the regulations thereunder. Notwithstanding the preceding provisions of this Agreement, if O’Brien is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), then any payments required to be delayed pursuant to such Section shall be paid to O’Brien in a lump-sum on the date that is six months after his termination date (or the earliest date permitted by Code Section 409A).”

THEREFORE, the parties hereto have signed this Amendment as of the day and year first written above.

INSURANCE AUTO AUCTIONS, INC.

By: Brian T. Clingen

Its: CEO and Chairman of KAR Holdings, Inc.

THOMAS C. O’BRIEN

/s/Thomas C. O’Brien